UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 25, 2017 (August 23, 2017) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2017 (the “Agreement Date”), the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Mark D. Burish, pursuant to which Mr. Burish agreed to purchase, and the Company agreed to issue and sell, an aggregate of $1,000,000 of shares (the “Purchased Shares”) of the Company’s 9% Cumulative Voting Convertible Preferred Stock, Series A, $.01 par value per share (the “Series A Preferred Stock”), at a price per share of $762.85. The Company closed on the issuance and sale of $500,000 of the Purchased Shares (the “Initial Share Purchase”) on the Agreement Date. Pursuant to the terms of the Subscription Agreement, the Company has the right to require Mr. Burish, or an assignee acceptable to the Company, to purchase an additional $500,000 of shares, at any time prior to August 23, 2018 (the “Second Share Purchase”). Upon the closing of the Initial Share Purchase, and assuming full conversion of all of the Series A Preferred Stock then outstanding, Mr. Burish will increase his beneficial stock ownership interest in the Company from 12.1% to 15.0%. Upon the closing of the Second Share Purchase, and assuming full conversion of all of the Series A Preferred Stock then outstanding at the same price as the Initial Share Purchase, Mr. Burish will increase his beneficial stock ownership interest in the Company an additional 2.6%, to 17.6%. A copy of the Subscription Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.  Although the

Company believes this summary covers the material terms and provisions of the Subscription Agreement, it may not contain all of the information that is important to investors.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Subscription Agreement set forth under Item 1.01 is incorporated by reference in this Item 3.02. The shares issued pursuant to the Subscription Agreement were issued without registration under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereunder (“Section 4(a)(2)”). Due to, among other reasons, his affiliation with the Company, Mr. Burish is an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Item 5.03. Amendments to Articles of Incorporation.

In connection with the completion of the private placement described in Item 3.02 above, the Company increased the number of shares classified as “9% Cumulative Voting Convertible Preferred Stock, Series A” which increase became effective by filing Article Supplementary (the “Articles Supplementary”) to the Articles of Incorporation of the Company with the Maryland Department of Assessments and Taxation.

Description of Series A Preferred Stock

This section describes the general terms and provisions of the Series A Preferred Stock.  A copy of the Articles Supplementary is filed with this report as Exhibit 3.1 and was filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 5, 2017 and both documents are incorporated herein by reference.  Although the Company believes this summary covers the material terms and provisions of the Series A Preferred Stock as contained in the Articles, it may not contain all of the information that is important to investors.

Authorized Shares, Stated Value and Liquidation Preference. One thousand shares were originally designated as the Series A Preferred Stock with a stated value and liquidation preference of $1,000 per share. Fifteen hundred additional shares , for a total of two thousand five hundred shares are currently designated as the Series A Preferred Stock with a stated value and and liquidation preference of $1,000 per share.

     Ranking.  The Series A Preferred Stock ranks senior to future classes or series of preferred stock established after the issue date of the Series A1 Preferred Stock which do not expressly provide that such class or series will rank senior to the Series A Preferred Stock. The Series A Preferred Stock ranks senior to the Company’s common stock.

Dividends. Holders of Series A Preferred Stock will receive monthly dividends at an annual rate of 9%, payable in additional shares of Series A Preferred Stock, based on the number of shares of Series A Preferred Stock held.

Voting Rights. The holders of the Series A Preferred Stock will vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote. Each share of Series A Preferred Stock will be entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible. In addition, the holders of the Series A Preferred Stock will vote as a separate class with respect to any charter amendment that would alter the contract rights of the Series A Preferred Stock, as expressly set forth in the Company’s charter.

Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of the junior capital stock and subject to the rights of creditors, to receive a liquidation distribution in an amount equal to $1,000 per share (“the Liquidation Amount”).

Redemption. The Series A Preferred Stock is not redeemable.

Preemptive Rights.  Holders of the Series A Preferred Stock do not have preemptive rights.

Optional Conversion by Investors.  At any time, each holder of Series A Preferred Stock has the right, at such holder’s option, to convert all or any portion of such holder’s Series A Preferred Stock into shares of the Company’s common stock prior to the mandatory conversion of the Series A Preferred Stock.

Optional Conversion by the Company.  At any time on or after May 30, 2018, the Series A Preferred Stock may be converted into Common Stock at the option of the Company.

Conversion Amount.  Each share of Series A Preferred Stock is convertible into that number of shares of common stock determined by dividing $4.23 into the Liquidation Amount of the shares of Series A Preferred Stock being converted,, subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations.

Registration Rights. Holders of the Series A Preferred Stock do not have registration rights.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits

Exhibit 3.1 - Articles Supplementary Dated August 23, 2017.
Exhibit 10.1 - Subscription Agreement dated August 23, 2017 between Mark Burish and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

August 25, 2017

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer